Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71311) of Anheuser-Busch Companies, Inc. of our report dated June 6, 2007 relating to the financial statements of the Anheuser-Busch Global Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

St. Louis, Missouri
June 6, 2007